EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Sunrise Energy Services, Inc. a Nevada corporation (the "Company") on Form 10-KSB/A for the period ending December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Albert Abdoulline, Principal Executive Officer and the Principal Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

     A signed original of this written statement required by Section 906 has been provided to Victoria Industries, Inc., and will be retained by Victoria Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


Date: March 8, 2007
                                   By:  /s/ Albert Abdoulline
                                        ------------------------------------
                                        Albert Abdoulline
                                        Chairman, President, Chief Executive
                                        Officer and Chief Financial Officer